Amendment to M Fund Inc. Participation
Agreement with Pruco Life Insurance Company

        THIS AMENDMENT (“Amendment”) is made as of the _31st_ day of October, 2003, by and among M Fund, Inc., a corporation organized and existing under the laws of the State of Maryland (the “Fund”), M Financial Investment Advisers, Inc., a corporation organized and existing under the laws of the State of Colorado (the “Adviser”) and Pruco Life Insurance Company, a life insurance company organized and existing under the laws of the State of Arizona (the “Company”), on its own behalf and on behalf of each separate account of the Company identified herein.

        WHEREAS, the parties entered into the M Fund, Inc. Participation Agreement With Pruco Life Insurance Company (“Agreement”) on May 22, 2001 pursuant to which Fund interests became available as an investment vehicle for Magnastar private placement life insurance policies issued by Pruco Life Insurance Company; and

        WHEREAS the parties seek to provide Fund interests as an investment vehicle for classes of variable life insurance policies and variable annuity contracts (“Contracts”) registered pursuant to federal securities laws and issued by the Company;

        NOW, THEREFORE, in consideration of their mutual promises, the parties agree to amend the Agreement as follows:

1.	Paragraph 1.1 of the Agreement is amended to state: “Account” — each separate account of the Company described more specifically in Schedule 1 or Schedule A to this Agreement (as may be amended from time to time).

2.	Paragraph 1.4 of the Agreement is amended to state: “Contracts” — the class or classes of variable annuity contracts and variable life insurance policies issued by the Company and described more specifically on Schedule 1 or Schedule B to this Agreement (as may be amended from time to time).

3.	Paragraph 1.11 of the Agreement is amended to state: “Prospectus” — with respect to the Fund shares or a class of Contracts, each version of the definitive prospectus therefor or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference thereto shall be deemed to be to the version last so filed prior to the taking of such action. For purposes of Section 4.6 and Article VIII, the term “Prospectus” shall include any statement of additional information incorporated therein.

4.	Paragraph 1.12 of the Agreement is amended to state: “Registration Statement” — with respect to the Fund shares or a class of Contracts, the registration statement filed with the SEC to register the securities issued thereby under the 1933 Act, or the most recently filed amendment thereto, in either case in the form in which it was declared or became effective. The Contracts Registration Statement (if any) is described more specifically on Schedule B to this Amendment. The Fund Registration Statement was filed on Form N-1A (File No. 33-95472).

5.	Paragraph 1.13 of the Agreement is amended to state: “1940 Act Registration Statement” — with respect to the Fund or the Account, the registration statement filed with the SEC to register such person as an investment company under the 1940 Act, or the most recently filed amendment thereto. The Account 1940 Act Registration Statement (if any) is described more specifically on Schedule A to this Amendment. The Fund 1940 Act Registration Statement was filed on Form N-1A (File No. 811-9082).

6.	Paragraph 1.14 of the Agreement is amended to state: “Statement of Additional Information” — with respect to the Fund or a class of Contracts, each version of the definitive statement of additional information or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act.

7.	Paragraph 2.1 of the Agreement is amended to state: The Fund shall make shares of those Series listed on Schedule 2 and Schedule C to this Agreement available for purchase by the Company on its own behalf or on behalf of the Account, such purchases to be effected at net asset value in accordance with Section 2.3 of this Agreement. Notwithstanding the foregoing, (i) Fund Series in existence now or that may be established in the future and not listed on Schedule 2 or Schedule C will be made available to the Company only as the Adviser may so provide, and (ii) the Board of Directors of the Fund (the “Fund Board”) may suspend or terminate the offering of Fund shares of any Series or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Fund Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary or in the best interests of the shareholders of any Series (it being understood that “shareholders” for this purpose shall mean Product Owners).

8.	Paragraph 4.3 of the Agreement is amended to state: The Company shall file, register, qualify and obtain approval of the Contracts for sale to the extent required by applicable federal law and insurance and securities laws of the various states. The Company shall amend the Contracts Registration Statement (if any) and the Account’s 1940 Act Registration Statement (if any) from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law.

9.	Paragraph 4.5 of the Agreement is amended to state: The Company shall provide, as applicable, Contracts, Contracts and Fund Prospectuses, Contracts and Fund Statements of Additional Information, Contract private placement memoranda, reports, solicitations for voting instructions including any related Fund proxy solicitation materials, and all amendments or supplements to any of the foregoing, to Contract Owners and prospective Contract Owners, all in accordance with the federal and any applicable state securities laws.

10.	Paragraph 4.6(b) of the Agreement is amended to state: Expenses assumed by the Company include, but are not limited to, the costs of: (i) filing and qualification of the Contracts under the federal and any applicable state insurance or securities laws; (ii) preparation of, and filing with the SEC, of the Contracts Prospectus and Contracts Registration Statement, if any, and all supplements thereto; (iii) preparation and dissemination of any necessary disclosure documents for the Contracts or the Account, including those related to private placement Contracts; (iv) preparation and dissemination of all statements and notices to Contract Owners required by any federal or state insurance law; and (v) distribution of Fund proxy materials and reports to Contract Owners.

11.	Article IV of the Agreement is amended by adding paragraph 4.12 which states: Any piece of advertising or sales literature or other promotional material in which the Company or the Account is named and which will be used by the Fund or the Adviser shall be furnished by the Fund or the Adviser, as applicable, to the Company not less than 15 days prior to its use. No such material shall be used if the Company or its designee objects to such use within 15 days after receipt of such material, provided that it may be used earlier than the end of such 15 day period if the Company or its designee consents in writing to its use.

12.	Article IV of the Agreement is amended by adding paragraph 4.13 which states: Any piece of advertising or or other promotional material in which the Fund is named and which will be used by the Company shall be furnished by the Company to the Fund not less than 15 days prior to its use. No such material shall be used if the Fund or its designee objects to such use within fifteen days after receipt of such material, provided that it may be used earlier than the end of such 15 day period if the Fund or its designee consents in writing to its use. The Fund may delegate its rights and responsibilities.

13.	Article IV of the Agreement is amended by adding paragraph 4.14 which states: The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund to the public (including current and prospective Contract owners) in connection with the sale of the Contracts other than the information or representations contained in the Fund Registration Statement or Fund Prospectus (as such Registration Statement or Prospectus may be amended or supplemented from time to time) or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved in accordance with paragraph 12 of this Amendment (which shall be paragraph 4.13 of the Agreement as amended hereby), except with the prior written consent of the Fund.

14.	Paragraph 4.7 of the Agreement is amended to state: The Fund and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account or the Contracts other than the information or representations contained in the Contracts Registration Statement or Contracts Prospectus (as such Registration Statement or Prospectus may be amended or supplemented from time to time), if any, or in the Contracts private placement memoranda (as may be amended from time to time), if any, or in published reports of the Account which are in the public domain or approved in writing by the Company for distribution to Contract Owners, or in sales literature or other promotional material approved in accordance with paragraph 11 of this Amendment (which shall be paragraph 4.12 of the Agreement as amended hereby) except with the prior written consent of the Company.

15.	Article IV of the Agreement is amended to add paragraph 4.15 which states: For purposes of this Article IV, the phrase “sales literature or other promotional material” includes, but is not limited to, any material constituting sales literature or advertising under the NASD rules, the 1940 Act or the 1933 Act.

16.	Paragraph 8.1(a) of the Agreement is amended to state: (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Contract Prospectus, Contract Registration Statement, Contract private placement memorandum or other disclosure documents for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or such alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Fund or Adviser for use in such documents, or in the Contracts (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares.

17.	Article VIII is amended to add paragraph 8.3 which states: Indemnification by the Fund. The Fund shall indemnify and hold harmless the Company and each person who controls the Company within the meaning of such terms under the 1933 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid with the written consent of the Fund in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities are related to the sale or acquisition of the Fund’s shares or the Contracts and:

    (a)        arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of the Company for use in the Fund Registration Statement, Fund Prospectus or sales literature or promotional material for the Fund (or any amendment or supplement to any of the foregoing); or

    (b)        arise out of any untrue statement or alleged untrue statement of a material fact contained in the Contract Prospectus, Contract Registration Statement, Contract private placement memorandum or other disclosure documents for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by or on behalf of the Fund to the Company; or

(c) arise out of or are based upon wrongful conduct of the Fund or persons under its control (or subject to its authorization) with respect to the sale of Fund shares; or

(d) arise as a result of any failure by the Fund to provide the services and furnish the materials required under the terms of this Agreement; or

(e) arise out of any material breach by the Fund of this Agreement (including any breach of Article VI of this Agreement).

This indemnification will be in addition to any liability that the Fund may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the wilful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

18.	Paragraph 10.2(c) of the Agreement is amended to state: (c) in the event any of the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law.

19.	Article XII is amended to change the address for the Fund and the Adviser as follows:

                           M Fund, Inc.
                           1125 Northwest Couch Street
                           Portland,Oregon 97209

                           M Financial Investment Advisers, Inc.
                           1125 Northwest Couch Street
                           Portland, Oregon 97209

[The remainder of this page is intentionally left blank.]

20.     The Agreement is amended to add Schedules A, B, and C attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

                                    PRUCO LIFE INSURANCE COMPANY
                                    (Company)

                                    Date:  ___12/5/2003__________
                                    By:   _/s/__William E Connor_________
                                    Name:  William E Connor
                                    Title:    Vice President and Actuary

                                    M FUND, INC.
                                    (Fund)

                                    Date:  ___11/19/2003____
                                    By: __/s/___Daniel F Byrne_____________________
                                    Name:        Daniel F. Byrne
                                    Title:       President

                                    M FINANCIAL INVESTMENT ADVISERS, INC.
                                    (Adviser)

                                    Date:  ___11/19/2003____
                                    By:  __/s/___Daniel F Byrne__________________
                                    Name:        Daniel F. Byrne
                                    Title:       President

Schedule A

Accounts of the Company
Investing in the Fund

Effective as of the date the Agreement was executed, the following separate accounts of the Company and Contracts are subject to the Agreement:

====================================== ==================================== ====================================
Name of Account and Subaccounts        Type of Product
                                       Supported by Account                 Name of Product
====================================== ==================================== ====================================
-------------------------------------- ------------------------------------ ------------------------------------
Pruco Life Variable Contract Account   3(c)(7) Private Placement Variable   Magnastar Private Placement
M                                      Universal Life                       Variable Universal Life
-------------------------------------- ------------------------------------ ------------------------------------
Pruco Life Variable Contract Account   3(c)(1) Private Placement Variable   Magnastar Private Placement
M2                                     Universal Life                       Variable Universal Life
-------------------------------------- ------------------------------------ ------------------------------------
Pruco Life Variable Universal Account  Individual Flexible Premium          MPremier Variable Universal Life
                                       Variable Universal Life
====================================== ==================================== ====================================

Schedule B

Classes of Contracts
Supported by Separate Accounts
Listed on Schedule A

Effective as of the effective date of the Amendment, the following classes of Contracts are subject to the Agreement:

=============================== =========================== =========================== ============================
Policy Marketing Name           SEC 1933 Act Registration   Name of Supporting Account  Annuity or Life
                                Number
                                (if applicable)
=============================== =========================== =========================== ============================
------------------------------- --------------------------- --------------------------- ----------------------------
Magnastar Private Placement     N/A                         Pruco Life Variable         3(c)(7) Private Placement
Variable Universal Life                                     Contract Account M          Variable Universal Life
------------------------------- --------------------------- --------------------------- ----------------------------
Magnastar Private Placement     N/A                         Pruco Life Variable         3(c)(1) Private Placement
Variable Universal Life                                     Contract Account M2         Variable Universal Life
------------------------------- --------------------------- --------------------------- ----------------------------
MPremier VUL                    333-109284                  Pruco Life Variable         Individual Flexible
                                                            Universal Account           Premium Variable Universal
                                                                                        Life
=============================== =========================== =========================== ============================

Schedule C

Fund Series and Other Funding
Vehicles Available Under
Each Class of Contracts

Effective as of October 31, 2003, Schedule 2 is hereby amended to reflect the following addition in Fund Series and other funding vehicles:

Contract Marketing Name – MPremier VUL

M Fund, Inc. Fund Series:

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Fund Name                                Investment Advisor/Sub-Adviser                   Exempt/ Registered
======================================== ================================================ ==========================
======================================== ================================================ ==========================
Brandes International Equity Fund        M Financial Investment Advisers, Inc./Brandes    Registered
                                         Investment Partners, L.P.
---------------------------------------- ------------------------------------------------ --------------------------
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Frontier Capital Appreciation Fund       M Financial Investment Advisers, Inc./Frontier   Registered
                                         Capital Management Company, LLC
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Turner Core Growth Fund                  M Financial Investment Advisers, Inc./Turner     Registered
                                         Investment Partners
---------------------------------------- ------------------------------------------------ --------------------------
---------------------------------------- ------------------------------------------------ --------------------------
Business Opportunity Value Fund          M Financial Investment Advisers, Inc./Iridian    Registered
                                         Asset Management
======================================== ================================================ ==========================

Other Funding Vehicles
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Fund Name                                Investment Advisor/Sub-Adviser                   Exempt/ Registered
======================================== ================================================ ==========================
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Money Market                             Prudential Investment Corp.                      Registered
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Diversified Bond                         Prudential Investment Corp.                      Registered
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Equity                                   Prudential Investment Corp.                      Registered
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Global                                   Prudential Investment Corp.                      Registered
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High Yield Bond                          Prudential Investment Corp.                      Registered
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Jennison                                 Prudential Investment Corp.                      Registered
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Stock Index                              Prudential Investment Corp.                      Registered
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SP Aggressive Growth Asset Allocation    Prudential Investment Corp.                      Registered
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SP AIM Aggressive Growth                 Prudential Investment Corp.                      Registered
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SP AIM Core Equity                       Prudential Investment Corp.                      Registered
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SP Alliance Large Cap Growth             Prudential Investment Corp.                      Registered
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SP Balanced Asset Allocation             Prudential Investment Corp.                      Registered
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SP Conservative Asset Allocation         Prudential Investment Corp.                      Registered
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SP Davis Value                           Prudential Investment Corp.                      Registered
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SP Deutsche International Equity         Prudential Investment Corp.                      Registered
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SP Growth Asset Allocation               Prudential Investment Corp.                      Registered
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SP INVESCO Small Company Growth          Prudential Investment Corp.                      Registered
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SP Jennison International Growth         Prudential Investment Corp.                      Registered
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SP MFS Capital Opportunities             Prudential Investment Corp.                      Registered
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SP Mid Cap growth                        Prudential Investment Corp.                      Registered
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SP PIMCO High Yeild                      Prudential Investment Corp.                      Registered
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SP PIMCO Total Return                    Prudential Investment Corp.                      Registered
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SP Prudential U.S. Emerging Growth       Prudential Investment Corp.                      Registered
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SP Strategic Partners Focused Growth     Prudential Investment Corp.                      Registered
======================================== ================================================ ==========================